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                                                                    EXHIBIT 10.5

                             NON-COMPETION AGREEMENT

                                 BY AND BETWEEN

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

               CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

                                       AND

                      CHINA NETCOM (GROUP) COMPANY LIMITED

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                             NON-COMPETION AGREEMENT

      This Non-competition Agreement (this "Agreement") is made and entered into on [-], 2004 in Beijing, People's Republic of China ("PRC") by and among the following parties:

      CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (the "GROUP CORPORATION"), a state-owned enterprise established under the laws of PRC, with its registered address at: No.156, Fuxingmennei Avenue, Xicheng District, Beijing, China

      CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED ("CNC (HK)"), a company duly incorporated and validly existing under the laws of Hong Kong Special Administrative Region ("Hong Kong") with limited liability.

      CHINA NETCOM (GROUP) COMPANY LIMITED ("NEW CNC"), a company duly incorporated and validly existing under the laws of PRC with limited liability as a wholly foreign-owned enterprise ("WFOE"), with its registered address at:
Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, China.

      WHEREAS, the Group Corporation is the indirect majority shareholder of CNC
(HK), and New CNC, wholly owned by CNC (HK); and

      WHEREAS, CNC (HK) plans to be listed on The Stock Exchange of Hong Kong Limited (Hong Kong Stock Exchange") offering red-chip stocks to overseas investors and to be listed on the New York Stock Exchange in the form of American Depositary Share (ADS).

      NOW, THEREFORE, in consideration of the foregoing recitals and in order to avoid possible competition within the same industry, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

      In this Agreement, unless otherwise stipulated by the context, the following terms have the meanings set out below in this Agreement:

      1.    Effective Date

      The term "Effective Date" means the day on which this Agreement is signed by the legal representatives or authorized representatives of the Group Corporation, CNC (HK) and New CNC.

      2.    Subsidiary Companies

      For parties to this Agreement, the term "Subsidiary Companies" means any companies, enterprises or any entities with legal person capacity under direct or indirect control of the relevant party, provided

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      that (a) over half of the voting power is held directly or indirectly by such party; or (b) over half of the distributable profit goes directly or indirectly into such party's account; or (c) the Board of Directors is directly or indirectly under such party's control; or (d) over half of the registered capital is held directly or indirectly by such party.

      For the purpose of this Agreement, the subsidiary companies of the Group Corporation mentioned herein do not include CNC (HK), New CNC and their respective subsidiary companies.

      3.    CNC (HK) Competing Business

      The term "CNC (HK) Competing Business" means the telecommunication services provided by CNC (HK) and its subsidiary companies (herein not including New CNC and its subsidiary companies, same as below) based on their telecommunication businesses permitted by their current business operating licenses in regions outside China (herein not including Hong Kong, Macao and Taiwan for the purpose of this Agreement) after the restructuring and in the future.

      4.    New CNC Competing Business

      The term "New CNC Competing Business" means the basic telecommunication services (not including wireless paging services) listed in the Categorized Catalog of Telecommunication Services promulgated by Ministry of Information Industry of the PRC on Feb. 21, 2003, and the following value-added telecommunication services: (1) Multi-party Conferencing Service; (2) Internet Access Service; (3) Internet Data Center (IDC) Service; and (4) Internet Protocol based Virtual Private Network Service. The New CNC had been operating and will be operating such services in its business regions after the restructuring and in the future.

ARTICLE 2 COMMITMENTS OF THE GROUP CORPORATION

2.1 The Group Corporation undertakes to CNC (HK) and New CNC respectively that: unless disclosed in the Prospectus of CNC (HK) or otherwise stipulated by this Agreement or with written consent from CNC (HK), in any period, if CNC (HK) shares are listed on the Hong Kong Stock Exchange or on other stock exchanges and the Group Corporation holds, directly or indirectly, 30% or more of the issued share capital of CNC (HK), or if the Group Corporate is deemed to be the majority shareholder of CNC (HK) according to relevant listing rules, stock exchange regulations or other relevant laws, (1) the Group Corporation will not, and will also cause its subsidiary companies not to, at any time directly or indirectly and in any forms (including but not limited to means of wholly-owned subsidiary, joint-venture, or holding shares, other interests or options of another company or enterprise, or any other types of cooperation), operate the CNC
      (HK) Competing Business or New CNC Competing Business that will/may bring direct or indirect competition against CNC (HK) and New CNC as well as their subsidiary companies after restructuring or in the future in the business regions of CNC (HK) and New CNC as well as their subsidiary companies; (2) the Group Corporation will use its best effort

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      to prevent its investors from operating the CNC (HK) Competing Business or
      New CNC Competing Business that will/may bring direct or indirect competition against CNC (HK) and New CNC as well as their subsidiary companies after restructuring or in the future in the business regions of CNC (HK) and New CNC as well as their subsidiary companies.

ARTICLE 3 EQUAL RESPONSIBILITIES

      Unless otherwise stipulated by this Agreement, all the commitments made by the Group Corporation are made on behalf of the corporation itself and its wholly owned subsidiaries, branches and subsidiary companies. Unless otherwise stipulated, the Group Corporation mentioned in this Agreement includes the corporation itself and its wholly owned subsidiaries, branches and subsidiary companies.

ARTICLE 4 TERMS

      This Agreement shall become effective from the Effective Date and will remain in force unless terminated when: (1) according to relevant listing rules, stock exchange regulations or other related laws, the Group Corporation is no longer regarded as the direct or indirect majority shareholder of CNC (HK); or
(2) CNC (HK) stops its listing on the Hong Kong Stock Exchange or on any other stock exchanges.

ARTICLE 5 REPRESENTATIONS, WARRANTIES & UNDERTAKINGS

      Each party represents, warrants and undertakes to the other party that:

      (1) It has the adequate power and authorization (including but not limited to any approval, consents or permission granted by the government departments) to sign this Agreement;

      (2) Once signed and affixed with the seal in the manner stipulated by this Agreement, this Agreement will become effective with binding force, and enforceable according to its terms and conditions;

      (3) No provision in this Agreement violates the constitutive documents or the laws and regulations of PRC and Hong Kong.

ARTICLE 6 FORCE MAJEURE

      If any unforeseeable Force Majeure incident whose occurrence and impact cannot be prevented or avoided cause one party to fail in performing this Agreement in accordance with the agreed terms, the affected Party shall immediately inform the other Parties by written notice within fifteen (15) days after the said incident, and provide the other Parties details of the incident and effective certification documents explaining why all or part of the related obligations under this Agreement and the relevant appendixes can

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not be performed, or need to performed in a prolonged time frame. Based on the extent of the influence of such incidents on the performance of such affected obligations, the parties shall negotiate to decide whether or not to terminate, partially exempt or postpone the performance of such obligations.

ARTICLE 7 CONFIDENTIALITY

      Unless otherwise required or stipulated by laws or relevant regulator authorities, for the purpose of the listing (and maintaining of its listed status) of CNC (HK), any party, without written consent of other parties, shall not make any public announcement or provide or disclose to any companies, enterprises, organizations or individuals the materials and information related to other parties' businesses or the subject matter of this Agreement.

ARTICLE 8 TRANSFER

      Without prior written consent of other parties, no party shall transfer any of its rights or obligations under this Agreement.

ARTICLE 9 NON-WAIVER

Unless otherwise specified by law, the failure or delay of exercising the rights, powers or privileges as endowed by this Agreement on the part of any Party cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, powers or privileges should not hinder the exercise of such rights, powers or privileges of this Party in the future.

ARTICLE TEN NOTICES

10.1 All notices required to be delivered pursuant to this Agreement shall be in writing and in Chinese, and delivered to the address as stated at the beginning part of this Agreement, or to addresses or facsimile numbers designated by one Party to the other Parties in writing from time to time.

10.2 Any notice above shall be delivered either by hand, registered mail, or facsimile. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; on the date of return receipt if delivered by registered mail; and at the time of transmission if delivered by facsimile.

ARTICLE 11 GOVERNING LAWS

      This Agreement shall be governed, interpreted and enforced in accordance with laws of PRC.

ARTICLE 12 DISPUTES RESOLUTION

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      In case of disputes as to the power, interpretation or implementation of this agreement, all parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court which has jurisdiction.

ARTICLE 13 EFFECTIVENESS OF THIS AGREEMENT AND OTHERS

13.1 Upon negotiation and by mutual consent of all parties, this Agreement and its appendixes may be amended or supplemented. All such amendments or supplements shall come into effect once signed by the legal representatives or authorized representatives of the Parties and affixed with their official seals.

13.2 This Agreement is dividable, which means that if any terms or conditions of this Agreement and its appendixes is/are determined to be illegal or not enforceable, the rest terms or conditions shall be effective without being affected.

13.3  This Agreement is made into six (6) duplicate copies. Each party holds two
      (2) copies, and each original shall have the same legal binding effect.

      IN WITNESS WHEREOF, the legal representative or authorized representatives of the Parties hereto have executed this Agreement as of the date and venue first written above.

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      Signature page:

      CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (Seal)
      By: __________

      Legal Representative or Authorized Representative

      CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED
      By: __________

      Legal Representative or Authorized Representative

      CHINA NETCOM (GROUP) COMPANY LIMITED (Seal)
      By : __________

      Legal Representative or Authorized Representative

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